                                                                    EXHIBIT 99.3

                             [FRONT OF PROXY CARD]

                            PENSKE MOTORSPORTS, INC.
                            13400 OUTER DRIVE, WEST
                            DETROIT, MICHIGAN 48239

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF PENSKE MOTORSPORTS, INC.

The undersigned hereby appoints Roger Penske, Gregory Penske and Robert Kurnick Jr., and each of them with full power to act without the others, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $0.01 per share, of Penske Motorsports, Inc. ("Penske Motorsports") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Penske Motorsports to be held at Detroit Diesel Corporation, 13400 West Outer Drive, Detroit, MI 48239-4001, on [date], 1999 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Special Meeting of Stockholders dated [date], 1999 and the Joint Proxy Statement/Prospectus dated [date], 1999 and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS (WITH ALL ENCLOSURES AND ATTACHMENTS) DATED [DATE], 1999 RELATED TO THE SPECIAL MEETING.

IMPORTANT -- THIS PROXY MUST BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

                          (Continued on reverse side)
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                              [BACK OF PROXY CARD]
[X]  Please mark your votes
     as in this example.

     THE PENSKE MOTORSPORTS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 10, 1999 as amended by Amendment No. 1 thereto dated as of June 21, 1999, among International Speedway Corporation, a Florida corporation ("International Speedway"), 88 Corp., a Delaware corporation and a wholly-owned subsidiary of International Speedway ("88 Corp."), and Penske Motorsports, pursuant to which, among other things, (a) Penske Motorsports will be merged with and into 88 Corp., which will be the surviving corporation, and Penske Motorsports will become a wholly owned subsidiary of International Speedway and (b) each outstanding share of common stock, par value $0.01 per share, of Penske Motorsports will be converted into the right to receive either (i) $50.00 worth of class A common stock, par value $0.01 per share, of International Speedway, or (ii) $35.00 worth of class A common stock, par value $0.01 per share, of International Speedway plus $15.00 in cash.

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

Please sign your name exactly as imprinted (do not print). Please include any address changes. If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

                                                          Dated: -----------------------
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Signature

                                                          Dated: -----------------------
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Signature if held jointly

             PLEASE COMPLETE, DATE AND RETURN THIS PROXY PROMPTLY.